CHAMPION HOMES ANNOUNCES THIRD QUARTER FISCAL 2025 RESULTS

Troy, Michigan, February 4, 2025 /Business Wire/ -- Champion Homes, Inc. (NYSE: SKY) (“Champion Homes”) today announced financial results for its third quarter ended December 28, 2024 (“fiscal 2025”).

Third Quarter Fiscal 2025 Highlights (compared to Third Quarter Fiscal 2024)

•
Net sales increased 15.3% to $644.9 million
•
U.S. homes sold increased 14.1% to 6,437
•
Backlog increased 7.6% compared to December 2023 and decreased 26.9% to $313 million from the sequential second quarter
•
Average selling price (“ASP”) per U.S. home sold increased 2.8% to $94,900
•
Gross profit margin expanded by 280 basis points to 28.1%
•
Net income increased by 31.0% to $61.5 million
•
Earnings per diluted share (“EPS”) increased 30.9% to $1.06
•
Adjusted EBITDA increased 25.7% to $83.3 million
•
Adjusted EBITDA margin expanded by 110 basis points to 12.9%
•
Net cash generated by operating activities of $50.4 million during the quarter
•
Repurchased $20.0 million of shares under the share repurchase program

“Champion’s strong performance this quarter reflects our ability to earn new customers and deliver profitable growth across our family of brands,” said Tim Larson, President and Chief Executive Officer of Champion Homes. “Since stepping into the role, I’ve been actively engaging with our employees, customers, partners, and shareholders to solicit feedback and identify opportunities to build on our strengths and drive long-term growth. I remain confident in the effectiveness of our strategy, including the expansion of our retail and digital presence, and strategic investments supporting the growth of community owners, independent retailers, and builder developers. As we respond to the evolving housing environment, we will continue to remain nimble and execute our differentiated strategy – including investing in technology and accelerating product innovation – while delivering sustained value for all our stakeholders."

Third Quarter Fiscal 2025 Results

Net sales for the third quarter fiscal 2025 increased 15.3% to $644.9 million compared to the prior-year period. The number of U.S. homes sold in the third quarter fiscal 2025 increased 14.1% to 6,437 driven by an increase in demand across all sales channels. The ASP per U.S. home sold increased 2.8% to $94,900 due to an increase in the number of units sold through company-owned retail sales centers during the quarter. The number of Canadian factory-built homes sold in the quarter decreased to 209 homes compared to 249 homes in the prior-year period due to softening demand in certain markets.

Gross profit increased by 28.1% to $181.0 million in the third quarter fiscal 2025 compared to the prior-year period. Gross profit margin was 28.1% of net sales, a 280-basis point expansion compared to 25.3% in the third quarter fiscal 2024. Gross margin expansion reflects higher ASPs on new homes sold through company-owned retail sales centers which also generated a greater percentage of total revenue in addition to lower input costs and acquisition synergy capture when compared to the prior-year period.

Selling, general, and administrative expenses (“SG&A”) in the third quarter fiscal 2025 increased to $108.2 million from $85.1 million in the same period last year. SG&A during the quarter increased due to higher variable compensation from higher sales volumes and profitability as well as investments in people and information systems to support future growth. SG&A as a percentage of net sales was 16.8%, compared to 15.2% in the prior year period.

Net income increased by 31.0% to $61.5 million for the third quarter fiscal 2025 compared to the prior-year period. The increase in net income was driven by higher sales and gross profit partially offset by higher SG&A in the quarter.

Adjusted EBITDA for the third quarter fiscal 2025 increased by 25.7% to $83.3 million compared to the third quarter fiscal 2024. Adjusted EBITDA margin for the quarter was 12.9%, compared to 11.8% in the prior-year period.

As of December 28, 2024, Champion Homes had $581.8 million of cash and cash equivalents, an increase of $11.5 million in the current quarter. The Company repurchased and retired $20 million of its common stock during the third quarter under the previously announced repurchase program. On January 30, 2025, the Board of Directors refreshed the share repurchase authorization to provide for $100 million of potential future repurchases.

Conference Call and Webcast Information:

Champion Homes’ management will host a conference call tomorrow, February 5, 2025, at 8:00 a.m. Eastern Time, to discuss Champion Homes’ financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Champion Homes’ website at ir.championhomes.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately three hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13750900. The replay will be available until 11:59 P.M. Eastern Time on February 19, 2025.

About Champion Homes, Inc.:

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 9,000 people. With more than 70 years of homebuilding experience and 48 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 72 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Champion Homes builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Homes, Genesis Homes, Regional Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes’ financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted EBITDA as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) non-cash restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN, (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) non-cash restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN, (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN Capital Corp. ("ECN") might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; the possibility our share repurchase program will not enhance long-term stockholder value, could increase the volatility of our stock price, and diminish our cash reserves; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Jason Blair

Email: jablair@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 28, 2024 (unaudited)	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$581,753	$495,063
Trade accounts receivable, net	68,441	64,632
Inventories, net	336,766	318,737
Other current assets	33,721	39,870
Total current assets	1,020,681	918,302
Long-term assets:
Property, plant, and equipment, net	304,166	290,930
Goodwill	357,973	357,973
Amortizable intangible assets, net	67,601	76,369
Deferred tax assets	29,644	26,878
Other noncurrent assets	257,404	252,889
Total assets	$2,037,469	$1,923,341
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floorplan payable	$88,198	$91,286
Accounts payable	44,695	50,820
Other current liabilities	261,269	247,495
Total current liabilities	394,162	389,601
Long-term liabilities:
Long-term debt	24,696	24,669
Deferred tax liabilities	7,088	6,905
Other liabilities	83,224	79,796
Total long-term liabilities	115,008	111,370

Stockholders' Equity:
Common stock	1,587	1,605
Additional paid-in capital	582,673	568,203
Retained earnings	965,008	866,485
Accumulated other comprehensive loss	(20,969)	(13,923)
Total stockholders’ equity	1,528,299	1,422,370
Total liabilities and stockholders’ equity	$2,037,469	$1,923,341

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023

Net sales	$644,925	$559,455	$1,889,581	$1,488,460
Cost of sales	463,903	418,183	1,378,011	1,101,026
Gross profit	181,022	141,272	511,570	387,434
Selling, general, and administrative expenses	108,214	85,091	316,696	219,984
Operating income	72,808	56,181	194,874	167,450
Interest (income), net	(3,991)	(4,309)	(12,977)	(24,090)
Other (income) expense	(2,158)	756	(3,363)	2,821
Income before income taxes	78,957	59,734	211,214	188,719
Income tax expense	16,698	12,764	45,809	44,811
Net income before equity in net loss of affiliates	62,259	46,970	165,405	143,908
Equity in net (income) loss of affiliates	(568)	—	1,466	—
Net income	62,827	46,970	163,939	143,908
Net (income) attributable to non-controlling interest	(1,290)	—	(1,874)	—
Net income attributable to Champion Homes, Inc	$61,537	$46,970	$162,065	$143,908
Net income per share:
Basic	$1.07	$0.81	$2.81	$2.51
Diluted	$1.06	$0.81	$2.79	$2.49

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Nine months ended
	December 28, 2024	December 30, 2023

Cash flows from operating activities
Net income	$163,939	$143,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,796	24,017
Amortization of deferred financing fees	280	255
Equity-based compensation	14,184	15,231
Deferred taxes	(2,464)	(3,115)
Loss on disposal of property, plant, and equipment	128	145
Foreign currency transaction loss (gain)	1,436	(184)
Equity in net loss of affiliates	1,466	217
Dividends from equity method investment	1,011	—
Change in fair value of contingent consideration	7,912	—
Change in assets and liabilities:
Accounts receivable	(3,858)	39,340
Floor plan receivables	(16,874)	(4,978)
Inventories	(18,902)	47,696
Other assets	8,045	(10,756)
Accounts payable	(4,762)	(15,309)
Accrued expenses and other liabilities	12,515	(17,850)
Net cash provided by operating activities	194,852	218,617
Cash flows from investing activities
Additions to property, plant, and equipment	(37,971)	(40,986)
Cash paid for equity method investment	—	(2,250)
Cash paid for investment in ECN common stock	—	(78,858)
Cash paid for investment in ECN preferred stock	—	(64,520)
Investment in floor plan loans	—	(18,466)
Proceeds from floor plan loans	2,737	14,646
Acquisitions, net of cash acquired	—	(284,545)
Proceeds from disposal of property, plant, and equipment	222	556
Net cash (used) in investing activities	(35,012)	(474,423)
Cash flows from financing activities
Changes in floor plan financing, net	(3,089)	4,474
Payments on long term debt	(20)	(67)
Payments on repurchase of common stock	(59,999)	—
Stock option exercises	285	506
Tax payments for equity-based compensation	(3,031)	(983)
Net cash (used in) provided by financing activities	(65,854)	3,930
Effect of exchange rate changes on cash and cash equivalents	(7,296)	2,330
Net increase (decrease) in cash and cash equivalents	86,690	(249,546)
Cash and cash equivalents at beginning of period	495,063	747,453
Cash and cash equivalents at end of period	$581,753	$497,907

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended		Nine months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023

Net income attributable to Champion Homes, Inc.	$61,537	$46,970	$162,065	$143,908
Income tax expense	16,698	12,764	45,809	44,811
Interest (income), net	(3,991)	(4,309)	(12,977)	(24,090)
Depreciation and amortization	10,673	9,639	30,796	24,017
EBITDA	84,917	65,064	225,693	188,646
Equity in net (income) of ECN	(656)	—	(135)	—
Change in fair value of contingent consideration	—	—	7,912	—
Transaction costs	—	1,188	—	3,253
Other	(1,000)	—	(1,000)	—
Adjusted EBITDA	$83,261	$66,252	$232,470	$191,899

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended		Nine months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023

Net income attributable to Champion Homes, Inc.	$61,537	$46,970	$162,065	$143,908
Adjustments:
Equity in net (income) loss of ECN	(656)	—	(135)	—
Change in fair value of contingent consideration	—	—	6,088	—
Transaction costs	—	934	—	2,481
Other	(753)	—	(753)	—
Adjusted net income attributable to Champion Homes, Inc.	$60,128	$47,904	$167,265	$146,389

Adjusted basic net income per share	$1.05	$0.83	$2.90	$2.55
Adjusted diluted net income per share	$1.04	$0.82	$2.88	$2.53
Average basic shares outstanding	57,407	57,644	57,640	57,364
Average diluted shares outstanding	58,021	58,136	58,177	57,842